Exhibit 99.1

Contacts:
Eric Nierenberg	Nicholas Manganaro
Charles River Associates	Sharon Merrill Advisors
investor@crai.com	crai@investorrelations.com
617-425-3020	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2026
Broad-based Contributions Drive Record Quarterly Revenue

BOSTON, May 7, 2026 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal first quarter ended April 4, 2026.

“Maintaining the momentum of a record fiscal 2025, CRA continued its strong performance into the first quarter of fiscal 2026 as revenue increased by 10.5% year over year to $201.0 million,” said Paul Maleh, CRA’s President and Chief Executive Officer. “This represents the highest quarterly revenue in the company’s history, besting the previous record set by the fourth quarter of fiscal 2025.”

“Broad-based contributions drove the quarter’s strong performance, with eight practices growing year over year. Four practices—Energy, Finance, Forensic Services, and Life Sciences—posted double-digit revenue growth, while the Antitrust & Competition Economics practice posted a new high for quarterly revenue. This strong practice performance reflected balanced growth across our portfolio, as our Legal & Regulatory offerings grew 11.5% year over year and Management Consulting offerings expanded 8.3%. We also generated growth across our geographies, with our North American operations increasing revenue by 8.5% and our international operations expanding 20.3% year over year.”

Highlights for First Quarter Fiscal 2026
•Revenue grew 10.5% year over year to $201.0 million.
•Utilization was 77% and quarter-end headcount increased 2.5% year over year.
•Net income decreased 38.2% year over year to $11.1 million, or 5.5% of revenue, compared with $18.0 million, or 9.9% of revenue, in the first quarter of fiscal 2025; non-GAAP net income decreased 14.1% year over year to $13.1 million, or 6.5% of revenue, compared with $15.3 million, or 8.4% of revenue, in the first quarter of fiscal 2025.
•Earnings per diluted share decreased 35.5% year over year to $1.69 from $2.62 in the first quarter of fiscal 2025; non-GAAP earnings per diluted share decreased 10.4% year over year to $1.99 from $2.22 in the first quarter of fiscal 2025.
•Non-GAAP EBITDA decreased 6.5% to $23.2 million, or 11.5% of revenue, compared with $24.8 million, or 13.6% of revenue, in the first quarter of fiscal 2025.
•On a constant currency basis relative to the first quarter of fiscal 2025, revenue, GAAP net income, and earnings per diluted share would have been lower by $2.6 million, $0.2 million and $0.04 per diluted share, respectively. Non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP EBITDA would have been lower by $0.2 million, $0.04 per diluted share and $0.3 million, respectively.
•CRA returned $25.3 million of capital to its shareholders, consisting of $3.8 million of dividend payments and $21.5 million for share repurchases of approximately 116,000 shares.
Management Commentary and Financial Guidance
“We are reaffirming our financial guidance for full-year fiscal 2026 of revenue in the range of $785 million to $805 million and non-GAAP EBITDA margin in the range of 12.0% to 13.0%, both on a constant currency basis relative to fiscal 2025,” said Maleh. “We are encouraged by the strong start to the year, supportive market trends, and the continued replenishing of our sales pipeline. However, we remain mindful that evolving geopolitical, global macroeconomic, and business conditions can affect our business.”
CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty and without unreasonable effort: (i) unusual gains or charges, foreign currency exchange rates and the resulting effect of these items on CRA’s taxes and (ii) the impact of equity awards on CRA’s taxes. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with

GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this press release is provided in the financial tables at the end of this press release.
Quarterly Dividend
On May 7, 2026, CRA announced a quarterly cash dividend of $0.57 per common share, payable on June 12, 2026 to shareholders of record as of May 26, 2026. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its first-quarter 2026 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO, Eric Nierenberg, under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered each quarter to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this press release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share, non‑GAAP EBITDA and non-GAAP EBITDA margin. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.

As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. This press release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this press release. The financial measures identified in this press release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Securities Exchange Act of 1934, as amended.
These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2026 on a constant currency basis relative to fiscal 2025 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry-specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; the development and use of artificial intelligence; our ability to attract and retain key employees or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
APRIL 4, 2026 COMPARED TO MARCH 29, 2025
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 4, 2026	As a % of Revenue	March 29, 2025	As a % of Revenue
Revenues	$200,975	100.0%	$181,851	100.0%
Costs of services (exclusive of depreciation and amortization)	145,029	72.2%	120,354	66.2%
Selling, general and administrative expenses	34,523	17.2%	32,538	17.9%
Depreciation and amortization	3,391	1.7%	3,411	1.9%
Income from operations	18,032	9.0%	25,548	14.0%

Interest expense, net	(1,011)	-0.5%	(429)	-0.2%
Foreign currency gains (losses), net	378	0.2%	(474)	-0.3%
Income before provision for income taxes	17,399	8.7%	24,645	13.6%
Provision for income taxes	6,267	3.1%	6,643	3.7%
Net income	$11,132	5.5%	$18,002	9.9%

Net income per share:
Basic	$1.71		$2.65
Diluted	$1.69		$2.62

Weighted average number of shares outstanding:
Basic	6,512		6,775
Diluted	6,588		6,862

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 4, 2026 COMPARED TO MARCH 29, 2025
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 4, 2026	As a % of Revenue	March 29, 2025	As a % of Revenue
Revenues	$200,975	100.0%	$181,851	100.0%

Net income	$11,132	5.5%	$18,002	9.9%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)(2)	1,759	0.9%	(4,170)	-2.3%
Foreign currency (gains) losses, net	(378)	-0.2%	474	0.3%
Tax effect on adjustments(1)	586	0.3%	947	0.5%
Non-GAAP net income	$13,099	6.5%	$15,253	8.4%

Non-GAAP net income per share:
Basic	$2.01		$2.25
Diluted	$1.99		$2.22

Weighted average number of shares outstanding:
Basic	6,512		6,775
Diluted	6,588		6,862

(1) Fiscal quarter ended April 4, 2026 includes cash severance of $1.6 million and non-cash charges of $1.0 million associated with portfolio optimization actions.
(2) Fiscal quarter ended March 29, 2025 includes $1.2 million of restructuring charges, net of the reversal of $5.4 million of non-cash charges associated with a previously recorded performance award.

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 4, 2026 COMPARED TO MARCH 29, 2025
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 4, 2026	As a % of Revenue	March 29, 2025	As a % of Revenue
Revenues	$200,975	100.0%	$181,851	100.0%

Net income	$11,132	5.5%	$18,002	9.9%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)(2)	1,759	0.9%	(4,170)	-2.3%
Foreign currency (gains) losses, net	(378)	-0.2%	474	0.3%
Tax effect on adjustments(1)	586	0.3%	947	0.5%
Non-GAAP net income	$13,099	6.5%	$15,253	8.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	$1,011	0.5%	$429	0.2%
Provision for income taxes	5,681	2.8%	5,696	3.1%
Depreciation and amortization	3,391	1.7%	3,411	1.9%
Non-GAAP EBITDA	$23,182	11.5%	$24,789	13.6%

(1) Fiscal quarter ended April 4, 2026 includes cash severance of $1.6 million and non-cash charges of $1.0 million associated with portfolio optimization actions.
(2) Fiscal quarter ended March 29, 2025 includes $1.2 million of restructuring charges, net of the reversal of $5.4 million of non-cash charges associated with a previously recorded performance award.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 4, 2026	January 3, 2026
Assets
Cash and cash equivalents	$32,496	$18,210
Accounts receivable and unbilled services, net	233,262	248,862
Other current assets	50,714	36,057
Total current assets	316,472	303,129

Property and equipment, net	36,312	36,713
Goodwill and intangible assets, net	99,777	100,404
Right-of-use assets	72,101	76,132
Other assets	137,752	112,495
Total assets	$662,414	$628,873

Liabilities and Shareholders’ Equity
Accounts payable	$24,273	$30,177
Accrued expenses	132,454	223,460
Current portion of lease liabilities	17,239	17,223
Revolving line of credit	192,000	34,000
Other current liabilities	14,875	25,169
Total current liabilities	380,841	330,029
Non-current portion of lease liabilities	70,889	76,009
Other non-current liabilities	12,294	9,237
Total liabilities	464,024	415,275

Total shareholders’ equity	198,390	213,598
Total liabilities and shareholders’ equity	$662,414	$628,873

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	April 4, 2026	March 29, 2025
Operating activities:
Net income	$11,132	$18,002
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	10,061	8,112
Accounts receivable and unbilled services	14,724	(2,746)
Working capital items, net	(149,806)	(103,362)
Net cash used in operating activities	(113,889)	(79,994)

Investing activities:
Purchases of property and equipment, net	(2,649)	(974)
Net cash used in investing activities	(2,649)	(974)

Financing activities:
Borrowings under revolving line of credit	208,000	90,000
Repayments under revolving line of credit	(50,000)	(5,000)
Tax withholding payments reimbursed by shares	(1,449)	(2,454)
Cash dividends and dividend equivalents paid	(3,806)	(3,488)
Repurchase of common stock	(21,463)	—
Net cash provided by financing activities	131,282	79,058

Effect of foreign exchange rates on cash and cash equivalents	(458)	797

Net increase (decrease) in cash and cash equivalents	14,286	(1,113)
Cash and cash equivalents at beginning of period	18,210	26,711
Cash and cash equivalents at end of period	$32,496	$25,598

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$52	$(596)
Excise tax on share repurchases	$(192)	$39
Right-of-use assets obtained in exchange for lease obligations	$—	$701
Supplemental cash flow information:
Cash paid for taxes	$1,926	$3,181
Cash paid for interest	$564	$131
Cash paid for amounts included in operating lease liabilities	$5,956	$5,714